EXHIBIT 1.02

CONFLICT MINERALS REPORT OF
PLEXUS CORP.
IN ACCORDANCE WITH RULE 13p-1
UNDER THE SECURITIES EXCHANGE ACT OF 1934
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2013

I.Introduction

This is the Conflict Minerals Report (the “Report”) of Plexus Corp. (“Plexus,” the “Company,” “we,” “us,” or “our”) prepared for calendar year 2013 (excluding conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). The term “conflict mineral” is defined as (A) columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Securities and Exchange Commission (“SEC”) Release No. 34-67716 (August 22, 2012) under the Act for such definitions.

In accordance with Rule 13p-1, we undertook efforts to determine whether the conflict minerals necessary to the functionality or production of products that we manufacture or contract to manufacture were sourced from the Covered Countries, or are from recycled or scrap sources. The Company designed its efforts in conformity with the internationally recognized due diligence framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Due Diligence Guidance”) and related supplements for each of the conflict minerals (the “Supplements”).

The statements below are based on the due diligence activities performed to date and are based on the information available at the time of this filing.  Factors that could affect the accuracy of these statements include, but are not limited to, inaccurate or incomplete supplier data or a lack of available smelter data, errors, omissions or fraud by suppliers or smelters, lack of continuously updated information from suppliers, evolving confirmation of smelters, incomplete information from industry or other third-party sources, additional guidance regarding the rules, and other issues. The content of any website referenced in this Report is included for general information only and is not incorporated by reference in this Report.

II.About Plexus

Plexus is an electronics manufacturing services (“EMS”) company that provides product conceptualization, design, commercialization, manufacturing, fulfillment and aftermarket services solutions for original equipment manufacturers (“OEMs”) throughout the world. Plexus does not sell “Plexus-branded” products. We partner with our customers to bring their products to market via our Product Realization Value Stream.

III.Design of Due Diligence Measures

Plexus designed its overall conflict minerals program based on the five-step framework of the OECD Due Diligence Guidance and its Supplements.

Plexus’ implementation of the framework for calendar year 2013 consisted of the following steps, which are discussed in further detail in Section IV.

Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:     Carry out independent third-party audit of smelters'/refiners' due diligence practices
Step 5:     Report annually on supply chain due diligence

We relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. Plexus, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; we do not purchase raw ore or unrefined conflict minerals and do not have direct contractual relationships with smelters or refiners. To the best of our knowledge, Plexus conducts no purchasing activities directly in the Covered Countries.

IV.	Due Diligence Measures Performed by Plexus

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance for calendar year 2013.

Step 1: Establish strong company management systems

Conflict Minerals Team – Plexus formed an internal cross-functional team to design and implement the due diligence measures. The team was comprised of members from the Company’s supply chain, legal, information technology and environmental health and safety functions.

Conflict Minerals Policy – Plexus adopted and published a policy affirming the Company’s commitment to comply with the conflict minerals rule and establishing the expectations of our suppliers with respect to the rule. The policy can be found at www.plexus.com/about-us/social-responsibility/our-suppliers. We periodically review the policy and will make updates to the policy as necessary and appropriate.

Company Level Grievance Mechanism – As an additional means of communication regarding conflict minerals, Plexus employees and other stakeholders can communicate directly and confidentially with our Corporate Compliance Officer and executive management by using our Ethics Hotline, as outlined in the Plexus Code of Conduct and Business Ethics located at www.plexus.com (follow the links to “Investor Relations” and then to “Corporate Governance”).

Document Retention – Plexus is retaining documentation regarding its conflict minerals due diligence measures for calendar year 2013 in accordance with its record retention guidelines.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

Identify Suppliers In Scope – Our internal cross-functional conflict minerals team identified all suppliers that Plexus utilized in 2013 that may have sold Plexus goods containing conflict minerals.

Conduct Reasonable Country of Origin Inquiry (“RCOI”) – Plexus utilized the industry-developed Electronic Industry Citizen Coalition (“EICC”) – Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in our assessment of the supply chain. After collecting CMRTs from suppliers, we evaluated the responses for completeness and content, and we engaged in follow-up communications with suppliers as appropriate. Some suppliers provided us with “company-level” CMRT responses that included information on all products sold by the supplier to its customers even though Plexus may have purchased only a limited subset of components or products from the supplier.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

Validate Smelters – As part of the risk mitigation process, we compared the list of smelters/processors collected from suppliers and compared it to the conflict-free smelter lists published by the Conflict-Free Sourcing Initiative (“CFSI”).

Supplier Communications – For suppliers that were unable or unwilling to provide us with a completed CMRT, we communicated in writing our expectation that suppliers provide us with the CMRT in future years. We sent a similar communication to suppliers who provided us with a CMRT but indicated that they were uncertain about or did not know the origin of their conflict minerals. We also followed up with suppliers who provided incomplete or unclear responses.

For suppliers who stated they were sourcing in part from the Covered Countries or had identified smelters that have been known to have sourced from the Covered Countries, we requested additional information regarding the smelters used that were not on the CFSI list.

If a supplier fails to comply with our Conflict Minerals Policy, we may reconsider our willingness to continue to partner with that supplier.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

Plexus is a downstream consumer of conflict minerals and is many steps removed from the smelters and refiners who provide minerals and ores. We do not purchase any conflict minerals in their raw material form and, to the best of our knowledge, do not purchase any products or components directly from the Covered Countries. As a result, we do not perform or direct audits of smelters and refiners within our supply chain.

Plexus is relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries. Additionally, Plexus has sent representation to various industry work groups to participate in efforts to improve supply chain communication to help verify their conflict-free status.

Step 5: Report annually on supply chain due diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at www.plexus.com/about-us/social-responsibility/our-suppliers.

V.	Determination

We are an EMS company that provides manufacturing and related services to OEMs in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors. On the basis of the due diligence measures discussed in this Report, we do not have sufficient information from our suppliers or otherwise to conclude whether the conflict minerals in the products we manufacture, or contract to manufacture, originated in the Covered Countries and, if so, whether the conflict minerals were from recycled or scrap sources.

Based on our due diligence activities, we are unable to determine all of the facilities used to process these conflict minerals or their country of origin. Our efforts to determine the mine or location of origin with the greatest possible specificity included the due diligence measures described above. Appendix 1 to this Report lists those facilities identified by our due diligence activities as potentially processing these conflict minerals.

VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified.

In addition to those above, the Company is considering taking the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the conflict minerals necessary to support our operations benefit armed groups, including:

•	Informing and encouraging suppliers to transition to smelters identified by the due diligence process as “conflict-free” by an independent audit program such as the CFSI.

•	Actively participating in and supporting industry trade groups to help improve communication throughout the supply chain.

•	Working with certain suppliers to help educate them on our ongoing expectations supporting responsible sourcing decisions.

•	Reconsidering our willingness to continue to partner with suppliers that do not comply with our Conflict Minerals Policy.

VII.    Independent Audit

For calendar year 2013, in accordance with SEC rules and related guidance, an independent private sector audit of this Report was not required.

VIII.    Conflict Minerals Disclosure

This Report (and the related Form SD) is available on our website at www.plexus.com/about-us/social-responsibility/our-suppliers.

APPENDIX 1
LISTING OF IDENTIFIED FACILITIES

Metal	Smelter or Refiner Facility Name*	Listed on the CFSI’s Published “Conflict-Free” Smelter & Refiner List**
Gold	Aida Chemical Industries Co. Ltd.	No
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	No
Gold	AngloGold Ashanti Corrego do Sitio Mineração	Yes
Gold	Argor-Heraeus SA	Yes
Gold	Asahi Pretec Corporation	Yes
Gold	Asaka Riken Co Ltd	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	No
Gold	Aurubis AG	No
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	No
Gold	Bauer Walser AG	No
Gold	Boliden AB	No
Gold	Caridad	No
Gold	Cendres & Métaux SA	No
Gold	Chimet SpA	Yes
Gold	China National Gold Group Corporation	No
Gold	Chugai Mining	No
Gold	Colt Refining	No
Gold	Daejin Indus Co. Ltd	No
Gold	DaeryongENC	No
Gold	Do Sung Corporation	No
Gold	Doduco	No
Gold	Dowa	Yes
Gold	Eco-System Recycling Co., Ltd.	Yes
Gold	FSE Novosibirsk Refinery	No
Gold	Gansu Seemine Material Hi-Tech Co Ltd	No
Gold	Guangdong Jinding Gold Limited	No
Gold	Heimerle + Meule GmbH	Yes
Gold	Heraeus Ltd Hong Kong	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	No
Gold	Hunan Chenzhou Mining Industry Group	No
Gold	Hwasung CJ Co. Ltd	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	No
Gold	Ishifuku Metal Industry Co., Ltd.	Yes
Gold	Istanbul Gold Refinery	Yes
Gold	Japan Mint	No
Gold	Jiangxi Copper Company Limited	No
Gold	Johnson Matthey Inc	Yes
Gold	Johnson Matthey Limited	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	No
Gold	JSC Uralectromed	No
Gold	JX Nippon Mining & Metals Co., Ltd	Yes
Gold	Kazzinc Ltd	No
Gold	Kojima Chemicals Co., Ltd	Yes
Gold	Korea Metal Co. Ltd	No
Gold	Kyrgyzaltyn JSC	No
Gold	L' azurde Company For Jewelry	No
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	No
Gold	LS-NIKKO Copper Inc	Yes
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	No
Gold	Materion	Yes
Gold	Matsuda Sangyo Co. Ltd	Yes
Gold	Metalor Technologies (Hong Kong) Ltd	Yes
Gold	Metalor Technologies (Singapore) Ltd	Yes
Gold	Metalor Technologies SA	Yes
Gold	Metalor USA Refining Corporation	Yes
Gold	Met-Mex Peñoles, S.A.	No
Gold	Mitsubishi Materials Corporation	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Yes
Gold	Moscow Special Alloys Processing Plant	No
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	No
Gold	Navoi Mining and Metallurgical Combinat	No
Gold	Nihon Material Co. LTD	Yes
Gold	Ohio Precious Metals, LLC	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	No
Gold	OJSC Kolyma Refinery	No
Gold	PAMP SA	Yes
Gold	Penglai Penggang Gold Industry Co Ltd	No
Gold	Prioksky Plant of Non-Ferrous Metals	No
Gold	PT Aneka Tambang (Persero) Tbk	No
Gold	PX Précinox SA	No
Gold	Rand Refinery (Pty) Ltd	Yes
Gold	Royal Canadian Mint	Yes
Gold	Sabin Metal Corp.	No
Gold	SAMWON METALS Corp.	No
Gold	Schone Edelmetaal	No
Gold	SEMPSA Joyeria Plateria SA	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	No
Gold	Solar Applied Materials Technology Corp.	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	No
Gold	Tanaka Kikinzoku Kogyo K.K.	Yes
Gold	The Great Wall Gold and Silver Refinery of China	No
Gold	The Refinery of Shandong Gold Mining Co. Ltd	No
Gold	Tokuriki Honten Co., Ltd	No
Gold	Tongling nonferrous Metals Group Co., Ltd	No
Gold	Torecom	No
Gold	Umicore Brasil Ltda	No
Gold	Umicore SA Business Unit Precious Metals Refining	Yes
Gold	United Precious Metal Refining, Inc.	Yes
Gold	Valcambi SA	Yes
Gold	Western Australian Mint trading as The Perth Mint	Yes
Gold	Yamamoto Precious Metals Co., Ltd.	No
Gold	Yokohama Metal Co Ltd	No
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	No
Gold	Zijin Mining Group Co. Ltd	No
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	No
Tantalum	Conghua Tantalum and Niobium Smeltry	Yes
Tantalum	Duoluoshan	Yes

Tantalum	Exotech Inc.	Yes
Tantalum	F&X Electro-Materials Ltd.	Yes
Tantalum	Global Advanced Metals	Yes
Tantalum	H.C. Starck Group	Yes
Tantalum	Hi-Temp	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes
Tantalum	JiuJiang Tanbre Co., Ltd.	Yes
Tantalum	Kemet Blue Powder	Yes
Tantalum	King-Tan Tantalum Industry Ltd	No
Tantalum	LMS Brasil S.A.	Yes
Tantalum	Mineracao Toboca S.A.	Yes
Tantalum	Mitsui Mining & Smelting	Yes
Tantalum	Molycorp Silmet A.S.	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Yes
Tantalum	Plansee	Yes
Tantalum	QuantumClean	Yes
Tantalum	RFH Tantalum Smelting Co. Ltd.	Yes
Tantalum	Shanghai Jiangxi Metals Co. Ltd	No
Tantalum	Solikamsk Metal Works	Yes
Tantalum	Taki Chemicals	Yes
Tantalum	Tantalite Resources	Yes
Tantalum	Telex	Yes
Tantalum	Ulba	Yes
Tantalum	Zhuzhou Cement Carbide	Yes
Tin	CNMC (Guangxi) PGMA Co. Ltd.	No
Tin	Cooper Santa	No
Tin	CV Serumpun Sebalai	No
Tin	CV United Smelting	No
Tin	EM Vinto	No
Tin	Fenix Metals	No
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Yes
Tin	Gejiu Zi-Li	No
Tin	Huichang Jinshunda Tin Co. Ltd	No
Tin	Jiangxi Nanshan	No
Tin	Kai Unita Trade Limited Liability Company	No

Tin	Linwu Xianggui Smelter Co	No
Tin	Liuzhou China Tin	No
Tin	Malaysia Smelting Corporation (MSC)	Yes
Tin	Metallo Chimique	No
Tin	Mineração Taboca S.A.	Yes
Tin	Minmetals Ganzhou Tin Co. Ltd.	No
Tin	Minsur	Yes
Tin	Mitsubishi Materials Corporation	Yes
Tin	Novosibirsk Integrated Tin Works	No
Tin	OMSA	Yes
Tin	PT Artha Cipta Langgeng	No
Tin	PT Babel Inti Perkasa	No
Tin	PT Bangka Putra Karya	No
Tin	PT Bangka Tin Industry	No
Tin	PT Belitung Industri Sejahtera	No
Tin	PT Bukit Timah	Yes
Tin	PT DS Jaya Abadi	No
Tin	PT Eunindo Usaha Mandiri	No
Tin	PT Karimun Mining	No
Tin	PT Mitra Stania Prima	No
Tin	PT Refined Banka Tin	No
Tin	PT Sariwiguna Binasentosa	No
Tin	PT Stanindo Inti Perkasa	No
Tin	PT Tambang Timah	Yes
Tin	PT Timah	Yes
Tin	PT Tinindo Inter Nusa	No
Tin	Rui Da Hung	No
Tin	Thaisarco	Yes
Tin	White Solder Metalurgia e Mineracao Ltda.	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	No
Tin	Yunnan Tin Company Ltd.	Yes
Tungsten	A.L.M.T. Corp.	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	No
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	No
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Yes

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	Yes
Tungsten	Global Tungsten & Powders Corp.	Yes
Tungsten	HC Starck GmbH	Yes
Tungsten	Hunan Chenzhou Mining Group Co	Yes
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	No
Tungsten	Japan New Metals Co Ltd	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	No
Tungsten	Kennametal Inc.	Yes
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Yes
Tungsten	Wolfram Company CJSC	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	No
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	No

*    Smelter and refiner facility names as reported by the CFSI and listed on the CMRT as of May 15, 2014.
**    Available at www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists. Designations as of May 15, 2014.